UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008 (February 26, 2008)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2008, at the request of Mr. James V. Mazzo, Chairman and Chief Executive Officer of Advanced Medical Optics, Inc. (“AMO”), the Organization, Compensation and Corporate Governance Committee (the “Committee”) of the Board of Directors of AMO approved a stock payment to Mr. Mazzo of 4,370 shares of common stock, in lieu of approximately $100,000 in cash otherwise payable to Mr. Mazzo for his 2007 bonus. The stock payment was effective February 29, 2008. The remainder of Mr. Mazzo’s 2007 bonus, approximately $450,000, was paid in cash on February 29, 2008.

The Board of Directors of AMO has also determined that Mr. Michael J. Lambert, Executive Vice President and Chief Financial Officer, shall assume the role of “principal financial officer” of AMO effective immediately following the filing of AMO’s Annual Report on Form 10-K for the year ended December 31, 2007. This role was previously held by Mr. Richard A. Meier, AMO’s President and Chief Operating Officer. Mr. Meier previously served as AMO’s Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date:	March 3, 2008	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner,
Executive Vice President,
Administration, and Secretary